UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

(601) 948-4091
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 5, 2011, Parkway Properties, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) to sell 233 North Michigan for a gross sale price of $162.2 million and has received a $17.0 million non-refundable earnest deposit. 233 North Michigan is a 1.1 million square foot office property located in the central business district of Chicago, Illinois. Closing is expected to occur later this month and is subject to customary closing conditions. The Agreement contains representations, warranties and covenants that are customary and typical for an agreement and transaction of this nature.  The Company plans to repay the $84.6 million first mortgage that is secured by the property upon closing.  Parkway expects to receive net cash proceeds from the sale after the repayment of the first mortgage of approximately $75.5 million, which the Company expects to use to reduce amounts outstanding under the Company's revolving credit facility. The Company estimates that it will recognize a gain on the sale of approximately $2.6 million in the second quarter of 2011.

The description of the Agreement contained herein is qualified in its entirety by the Purchase and Sale Agreement, which is attached hereto as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this current report relating to the Company’s expectations as to the timing of the disposition and descriptions relating to these expectations are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets;  tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the failure to sell properties as and when anticipated; the risk that a condition to closing of these transactions may not be satisfied;  and other risks and uncertainties detailed from time to time in the Company’s SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements.  The Company does not undertake to update forward-looking statements.

Item 9.01                      Financial Statements and Exhibits

(b)           Pro forma financial information.

The unaudited Pro Forma Consolidated Financial Information of Parkway Properties, Inc. reflecting the disposition of 233 North Michigan as described above in Item 1.01 of this Form 8-K is filed as Exhibit 99.1 hereto.

(d)           Exhibits.

2.1
Purchase and Sale Agreement dated as of May 5, 2011 by and between Parkway 233 North Michigan, LLC, a Delaware limited liability company, Parkway Properties, LP, a Delaware limited partnership and HUB Properties Trust, a Maryland real estate investment trust.

99.1	Unaudited Pro Forma Consolidated Financial Information of Parkway Properties, Inc. reflecting the disposition of 233 North Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 9, 2011

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer